EXHIBIT 99.1

For immediate release Wednesday, July 21, 2004

COACHMEN UNVEILS 2005 RVs; DEALER ORDERS TOTAL RECORD $130 MILLION
 Dealers Thrilled With Products, Company Operations, New Encore Rear Diesel

Middlebury, Ind. — Visitors to Las Vegas found plenty of glitz and glamour on full display — not on the city’s famed Strip, but instead at the Coachmen Recreational Vehicle Company Dealer Seminar in June. Coachmen emerged a winner, too, by taking in a record $130 million in orders, a 30 percent increase over the record sales generated last year.

Dealers responded enthusiastically to the Company’s introduction of its 2005 product lineup. Coachmen unveiled a dynamic new rear diesel motorhome called the Sportscoach® Encore™, a special Anniversary Edition travel trailer in recognition of the Company’s 40th year of operation and numerous new floor plans and enhanced product features. Dealers also applauded recent operational changes made by the Company, such as dedicated manufacturing facilities and Product Managers to focus on each market segment.

“The products are spectacular,” said Tom Dewalt, Vice President of Dewalt’s RV in Easton, Pa., a Coachmen dealer since 1967. “The motorized products really stand out and the towables are all good. In fact, there is so much good stuff, it’s hard to single one out.”

Randy Howard agreed. The owner of Howard RV Supercenter, a full-line Coachmen dealer in St. Louis, said he’s very pleased with the 2005 products. “The quality, the refinements, the attention to detail — the products are all outstanding.”

“With a record number of dealers in attendance, the reception to what our Company is doing from a product and business standpoint was enormously positive,” said Michael R. Terlep, President of Coachmen Recreational Vehicle Company. “They were extremely pleased with our 2005 line of products and the strategic course of the Company. For the 2005 model year, we undertook a tactical product line consolidation that will enable our dealers to increase their profitability in each major market segment through improved turns, market share and overall sales.

“Our dealers also applauded our efforts for timely availability of these new products,” continued Terlep, “as well as the organizational changes we have executed to improve our product focus within our market segments. The record number of orders at our annual Dealer Seminar was a rewarding confirmation of our direction, and bodes very well for continued sales growth.”

Terlep said Coachmen’s Class A retail registrations have increased dramatically over the last year and are up 22 percent year-to-date through May, the most recent month for which data is available. Much of the success the Company has enjoyed in motorhome sales has come in the diesel market segment and has been driven by the popularity of its Sportscoach models. The new double-slide Sportscoach Encore™, for example, easily created the biggest stir at the Seminar. A rear diesel aimed at the mid-price market, it features a raised rail chassis with enormous exterior pass-through storage bays and a visually stunning array of full-paint graphics. Its huge 38-inch-deep coach slideroom and spacious bedroom slideout suite provides as much living space as many triple-slide models.

While every Class A on display received critical applause, the dazzling Sportscoach rear diesels seemed to be some of the most popular. “We can’t keep the Sportscoach Cross Country SE model in stock because it’s selling so well,” noted Howard.

In Class C’s, Coachmen’s retail registrations are up 12.8 percent through May. That increase is especially notable, as Coachmen is now the Class C model retail sales leader, according to the latest report from Statistical Surveys, Inc., an independent market research firm. Following up on the successful debut of the Concord™ C+ at last year’s Seminar, Coachmen introduced a 29-foot double slide Concord that includes a cathedral window. The new Freelander™ 2600 also boasts a cathedral window, plus a mammoth rear storage bay with three access doors. Another new Freelander, the 3150 Super Slide, stands tall with a ceiling height of 6 feet 10 inches to go along with its 96 cu. ft. of exterior storage.

Coachmen’s towable models generated considerable praise as well. An Anniversary Edition travel trailer is available in two floor plans: a 30-foot rear bath model with one slideroom; and a 35-foot front kitchen model with two sliderooms, including a king bed in the bedroom. Both models come packaged with special features, options and graphics.

In addition to its many new models and product enhancements, Coachmen has also streamlined and consolidated its product lines for 2005, eliminating similar floor plans that competed with each other and developing feature and option packages for each model line. Terlep said that by streamlining the 2005 lineup, each of Coachmen’s product lines attacks a primary dedicated target market.

“Streamlining allows for significant focus on our product lines so we can provide best-sellers to our dealers to fully maximize profitability. We’ll improve our lead times, production efficiencies, product quality and our sales focus, and capitalize on our core competencies in order to continue providing our dealers and our retail customers with superior, family-friendly RVs built with unparalleled value," Terlep stated.

Along with the benefits of product streamlining, Terlep noted Coachmen’s strong production position due to having manufacturing facilities dedicated to rear diesel products, Class C’s, fifth wheels and conventional towable products. “Our production capacities are up over last year, and we’re in a position to accommodate significant growth during the next year.”

Coachmen Recreational Vehicle Company, LLC markets travel trailers, fifth wheel trailers, class A and class C motorhomes. A subsidiary of Elkhart, Indiana-based Coachmen Industries, Inc., Coachmen RV Company was founded in 1964 in Middlebury, Ind., where its headquarters and largest manufacturing facility are located. A manufacturing site is also located in Fitzgerald, Ga. WALT DISNEY WORLD® Resort has designated Coachmen as the official recreational vehicle of Disney’s Fort Wilderness Resort and Campground and Disney’s Wide World of Sports™ complex in Florida.

Coachmen Industries, Inc., now celebrating its 40th anniversary, is one of America’s leading manufacturers of recreational vehicles with well-known brand names including COACHMEN®, GEORGIE BOY™, SPORTSCOACH® and VIKING®. The Company’s subsidiary, ALL AMERICAN HOMES®, is the nation’s largest producer of systems-built modular homes. Coachmen Industries is also a major builder of commercial structures with its ALL AMERICAN BUILDING SYSTEMS™ and MILLER BUILDING SYSTEMS™ products. Prodesign, LLC is a subsidiary that produces custom composite and thermoformed plastic parts for numerous industries under the PRODESIGN® brand. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the ticker COA.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, the potential fluctuations in the Company’s operating results, the condition of the telecommunications industry which purchases modular structures, the impact of performance on the valuation of intangible assets, the availability and the price of gasoline, the Company’s dependence on chassis and appliance suppliers, interest rates, the availability and cost of real estate for residential housing, the ability of the Housing and Building segment to perform in new market segments where it has limited experience, adverse weather conditions affecting home deliveries, competition, government regulations, legislation governing the relationships of the Company with its recreational vehicle dealers, the impact of consumer confidence and economic uncertainty on high-cost discretionary product purchases, further developments in the war on terrorism and related international crises, oil supplies, and other risks identified in the Company’s SEC filings.

For more information:

   Rich Allen, Corporate Communications, Coachmen Industries, Inc.
   574-262-0123 (Elkhart, IN)
   rallen@coachmen.com
   www.coachmenrv.com

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